                                                                   EXHIBIT 10.34

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                         GOVERNMENT PROGRAMS AGREEMENT


                         dated as of January 31, 1990

                                    between

                      NATIONAL MEDICAL ENTERPRISES, INC.


                                      and


                           THE HILLHAVEN CORPORATION





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

                               TABLE OF CONTENTS

                                                              Page
                                   ARTICLE I

                              CERTAIN DEFINITIONS

section  1.1  "Cost Report"....................................  2
Section  1.2  "Departing NME Member" ..........................  2
Section  1.3  "New Hillhaven Group"............................  2
Section  1.4  "NME Group"......................................  2
Section  1.5  "Open Cost Reports"..............................  2
Section  1.6  "Regulations"....................................  2
Section  1.7  "Related Parties"................................  2
Section  1.8  "Termination Cost Report"........................  3

                                  ARTICLE II

                              COST REPORT FILING

Section  2.1  Termination Cost Reports.........................  3
Section  2.2  Prior Cost Reports...............................  3
Section  2.3  Open Cost Reports and Other Matters .............  3
Section  2.4  Cost Reporting Program...........................  4
Section  2.5  Recapture........................................  4
Section  2.6  Supporting Documentation.........................  4

                                  ARTICLE III

                    COOPERATION AND EXCHANGE OF INFORMATION

Section  3.1  Timely Notification..............................  5
Section  3.2  Other Action.....................................  5
Section  3.3  Exchange of Information..........................  5
Section  3.4  Retention of Records.............................  5
Section  3.5  Confidentiality..................................  6

                                  ARTICLE IV

                                 MISCELLANEOUS

Section  4.l  Expenses.........................................  6
Section  4.2  Notices..........................................  6
Section  4.3  Compliance by Subsidiaries.......................  7
Section  4.4  Successors and Assigns...........................  7
Section  4.5  Titles and Headings..............................  8
Section  4.6  Legal Enforceability.............................  8
Section  4.7  Governing Law....................................  8
Section  4.8  Dispute Resolution Procedures....................  8

                         GOVERNMENT PROGRAMS AGREEMENT


          GOVERNMENT PROGRAMS AGREEMENT, dated as of January 31, 1990 (this "Agreement"), between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("NME") , on behalf of itself and the NME Group (as hereinafter defined) and THE HILLHAVEN CORPORATION, a Nevada corporation ("New Hillhaven"), on behalf of itself and the New Hillhaven Group (as hereinafter defined).

                               _________________

          WHEREAS, NME and New Hillhaven have entered into a Reorganization and Distribution Agreement (as amended to the date hereof, the "Distribution Agreement") providing for a reorganization of certain of the businesses heretofore conducted by NME's long term care group including, without limitation, any businesses heretofore disposed of (collectively, the "Business"), and a pro rata distribution to the holders of NME's capital stock, as of the record date established by NME in connection therewith, of approximately 85% of the outstanding shares of capital stock of New Hillhaven (the "Distribution") on or about January 31, 1990 (the "Distribution Date");

          WHEREAS, pursuant to the Distribution Agreement, NME and New Hillhaven will, among other things, provide for the transfer of certain assets and rights of the Business to New Hillhaven and the assumption of certain liabilities and obligations of the Business by New Hillhaven;

          WHEREAS, except to the extent set forth in this Agreement, all of the assets, rights, liabilities and obligations of the Business relating to governmental health care programs, including without limitation Medicare and Medicaid programs (collectively, the "Government Programs"), are included in the assets, rights, liabilities and obligations of the Business that are being transferred to and assumed by New Hillhaven pursuant to the Distribution Agreement; and

          WHEREAS, NME and New Hillhaven desire to provide specifically for the treatment as between NME and New Hillhaven of certain matters relating to or affecting the Government Programs as set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

          As used in this Agreement, the following defined terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          Section 1.1  "Cost Report" means the annual cost report, required to
                        -----------
be filed as of the end of a provider cost year, or for any other required period, with federal and/or state agencies or their designated intermediaries with respect to reimbursement under the Regulations.

          Section 1.2  "Departing NME Member" means (i) any direct or indirect
                        --------------------
subsidiary of NME which, as a result of the Distribution, will become a member of the New Hillhaven Group or (ii) any direct or indirect subsidiary of NME which has transferred its interests in long term care facilities pursuant to the transactions contemplated by the Distribution Agreement.

          Section 1.3  "New Hillhaven Group" means New Hillhaven and its present
                        -------------------
and future direct and indirect subsidiaries and, in addition, any partnerships in which New Hillhaven or any such subsidiary has or will have an interest.

          Section 1.4  "NME Group" means NME and its present and future direct
                        ---------
and indirect subsidiaries (including Old Hillhaven, as defined in Section 2.2), other than members of the New Hillhaven Group.

          Section 1.5  "Open Cost Reports" means any Cost Reports that are or
                        -----------------
will be, and Termination Cost Reports that will be, in various stages of audit, appeal, reopening and/or litigation, including any Cost Report filed by Old Hillhaven that is considered by Old Hillhaven to be closed but which, within the applicable statute of limitations, is reopened by action of any federal or state agency seeking to make corrections, adjustments or new determinations on issues previously considered to have been settled.

          Section 1.6  "Regulations" means all federal and state regulations
                        -----------
governing payments by federal or state agencies under Government Programs.

          Section 1.7  "Related Parties" means parties which are deemed to be
                        ---------------
related under 42 C.F.R. (S) 413.17 by virtue of ownership or control and/or under applicable state regulations with respect to Medicaid.

          Section 1.8  "Termination Cost Report" means a Cost Report covering
                        -----------------------
the period from June 1, 1989 to and including the Distribution Date, to be prepared and filed by New Hillhaven on behalf of members of the NME Group with federal or state agencies under the Regulations.

                                  ARTICLE II

                              COST REPORT FILING
                              ------------------

          Section 2.1  Termination Cost Reports.  It is the intent of the
                       ------------------------
parties to treat the transactions contemplated by the Distribution Agreement (the "Transactions") as being among Related Parties. New Hillhaven and the Departing NME Members shall be solely responsible for preparing and filing all Termination Cost Reports required by the Regulations as a consequence of the Transactions. Each such Termination Cost Report shall be filed on a timely basis, subject to any extensions that may be granted, and prepared in a manner consistent with the previous Cost Report filings for the Departing NME Member, including all elections taken therein.

          Section 2.2  Prior Cost Reports.  The Hillhaven Corporation, a
                       ------------------
Tennessee corporation and a Wholly-owned subsidiary of NME ("Old Hillhaven"), has filed Cost Reports with respect to the Business for all Departing NME Members for all periods prior to the Distribution Date, as required by the Regulations.

          Section 2.3  Open Cost Reports and Other Matters.  In addition to Open
                       -----------------------------------
Cost Reports, the federal and state agencies may make adjustments resulting from the audit of the NME home office and any subsidiary or any other person or entity deemed to be a Related Party which has provided services to Old Hillhaven and New Hillhaven. The parties hereto acknowledge and agree that among the assets, rights, liabilities and obligations of the Business being transferred to and assumed by New Hillhaven pursuant to the Distribution Agreement are the accounts receivable and accounts payable recorded on the books of Old Hillhaven or of any direct or indirect subsidiary thereof relating to Open Cost Reports, any other asset or liability (whether or not recorded on the books of Old Hillhaven or of any such subsidiary) relating to Open Cost Reports and all other administrative responsibilities and financial or other obligations relating to such Open Cost Reports. Any benefit or detriment resulting from the finalization of the Open Cost Reports, other than with respect to such Open Cost Reports relating to facilities subject to Management Agreements (as defined in the Distribution Agreement), shall accrue to or be the responsibility of New Hillhaven, and New Hillhaven shall indemnify and hold harmless NME and all members of the NME Group from and against any loss, liability, claim, expense or damage arising out of any Open

Cost Report. New Hillhaven shall be responsible for the preparation and filing of all Costs Reports relating to each facility subject to a Management Agreement as long as such Agreement is in effect.

          Section 2.4  Cost Reporting Program.  NME is a party to a License
                       ----------------------
Agreement, dated March 20, 1987 (the "License Agreement"), with Peat Marwick Main & Co. ("PMM") pursuant to which NME has acquired the exclusive right to use PMM's cost report preparation package, known as "CompuCost," a copy of which has previously been furnished to New Hillhaven. The License Agreement has been amended to grant to New Hillhaven the non-exclusive right to use the CompuCost package until the expiration of the License Agreement in 1992. Following the Distribution, both NME and New Hillhaven shall have rights to use the CompuCost package. For so long as New Hillhaven elects to use the CompuCost package, New Hillhaven shall pay promptly to NME upon demand 50% of any and all costs and expenses required to be paid to PMM pursuant to the License Agreement. New Hillhaven shall be under no obligation to continue the use of such cost reporting package and, at its election, New Hillhaven may terminate such arrangement and make other arrangements either directly with PMM or any other cost reporting vendor of New Hillhaven's choice. Except as otherwise provided in the Services Agreement dated as of the Distribution Date between NME and New Hillhaven, NME shall not be responsible for any training in the proper use of the software program.

          Section 2.5  Recapture.  If there shall occur any event (other than
                       ---------
an event arising solely from the Distribution as provided in the Distribution Agreement) which (i) results in recapture or other costs under the Regulations being imposed upon NME or any member of the NME Group and (ii) relates to the Business, New Hillhaven shall indemnify and hold harmless NME and all such members from and against any loss, liability, claim, expense or damage arising therefrom.

          Section 2.6  Supporting Documentation.  (a) NME shall furnish to New
                       ------------------------
Hillhaven, annually within 30 days after the end of NME's fiscal year and from time to time at New Hillhaven's written request and upon reasonable notice, the book basis of the assets, the actual depreciation for the period and the liability and interest expense for all retained assets which are the subject of separate lease arrangements between the parties. In addition, the related property records will be made available to program auditors and to New Hillhaven for their inspection and audit subject to reasonable notification of such audits. If New Hillhaven has such access to the foregoing information and records, New Hillhaven shall be solely responsible for supporting the basis of the assets and liabilities reflected on its Cost

Report (except where inaccurate information has been provided to New Hillhaven by NME) and for making appropriate arrangements for the review of the documentation referred to above in support of these bases.

          (b) Each party hereto will furnish to the other party, annually within 75 days after the end of such party's fiscal year and from time to time at such other party's request and upon reasonable notice, such information set forth in subsection (a) above and such other information as will enable such other party to file its home office cost reports in a timely manner.

                                  ARTICLE III

                    COOPERATION AND EXCHANGE OF INFORMATION
                    ---------------------------------------

          Section 3.1  Timely Notification.  Each party shall notify the other
                       -------------------
of all significant issues (determined in good faith by the notifying party) arising out of an audit with respect to the Termination Cost Reports and/or any other material or significant issues relating to the Government Programs. NME shall participate in Providing information with respect to such issues, including making available its records relating to such Government Programs.

          Section 3.2  Other Action.  New Hillhaven shall have the right to take
                       ------------
all reasonable and appropriate action in connection with the conduct of any audit or other proceeding with respect to reimbursement under the Regulations, provided that New Hillhaven shall not take any such action which could
--------
reasonably be expected to have an adverse impact on NME or any member of the NME Group with respect to such reimbursement.

          Section 3.3  Exchange of Information.  Each of NME and New Hillhaven
                       -----------------------
shall cooperate with the other and provide the other with information upon request in connection with the preparation or filing of a Cost Report or in conducting any audit or other proceeding relating to Government Programs.

          Section 3.4  Retention of Records.  Each of NME and New Hillhaven
                       --------------------
shall retain, and shall cause its subsidiaries to retain, pursuant to NME's Record Retention Program, a copy of which has been made available to New Hillhaven, all Termination Cost Reports, Cost Reports, schedules, workpapers, and other records and documents related to the Business and the Regulations filed through the Distribution Date ("Information"), except as otherwise required by law or except to the extent that such Information is in the public domain or in the possess ion of the other party; provided, that after the
                                                 --------
expiration of the
applicable retention period set forth in such Program, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (a) the party proposing to destroy or otherwise dispose of such Information, shall provide no less than 90 days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of such requesting party.

          Section 3.5  Confidentiality.  Subject to any contrary requirement of
                       ---------------
law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain
                             -----------------
confidentiality shall not apply to information which (i) at the time of disclosure was in the public domain, (ii) after disclosure enters the public domain not as a result of acts by the receiving party, (iii) was already independently in the possession of the receiving party at the time of disclosure or (iv) is received by the receiving party from a third party who did not receive such information from the disclosing party under an obligation of confidentiality.


                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          Section 4.1  Expenses.  Unless otherwise expressly provided in this
                       --------
Agreement, each party shall bear any and all expenses that result from its fulfillment of its obligations under the Agreement.

          Section 4.2  Notices.  All notices, consents, requests, instructions,
                       -------
approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or sent by facsimile transmission or mailed, by certified or registered mail, postage prepaid at the following address (or at such other address provided by one party to the other party in writing):

     If to NME:

          National Medical Enterprises, Inc.
          2700 Colorado Avenue
          P.O. Box 4070
          Santa Monica, California 90404

          Telecopy no.:  (213) 315-6514
          Attention:  Senior Vice President,
                      Government Programs

     with a copy to:

          National Medical Enterprises, Inc.
          2700 Colorado Avenue
          P.O. Box 4070
          Santa Monica, California 90404

          Telecopy no.:  (213) 315-6688
          Attention:  General Counsel

     If to New Hillhaven:

          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington 98401-2264

          Telecopy no.:  (206) 756-4714
          Attention:  President

     with a copy to:

          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington 98401-2264

          Telecopy no.:  (206) 756-4845
          Attention:  General Counsel


          Section 4.3  Compliance by Subsidiaries.  Each of the parties hereto
                       --------------------------
agrees to take all necessary steps to cause its present and future subsidiaries to comply with the provision: of this Agreement.

          Section 4.4  Successors and Assigns.  This Agreement and all of the
                       ----------------------
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, except that New Hillhaven may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of NME.

     Section 4.5  Titles and Headings.  Titles and headings to sections herein
                  -------------------
are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

     Section 4.6  Legal Enforceability.  Any provision of this Agreement which
                  --------------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     Section 4.7  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of California.

     Section 4.8  Dispute Resolution Procedures.  All disputes arising out of or
                  -----------------------------
relating to this Agreement shall be resolved pursuant to the reference procedure set forth in California Code of Civil Procedure Sections 638 et seq. The
                                                             -- ---
parties hereby agree to submit to the jurisdiction of the Superior Court of the County of Los Angeles, State of California (the "Superior Court") for such purpose. Either party may initiate the procedure set forth in this Section by providing the other party with notice setting forth the nature of the dispute (the "Reference Notice"). The parties shall designate to the Superior Court a referee who is an active attorney or retired judge living in the County of Los Angeles who shall resolve the dispute. If the parties are unable to designate a referee within 20 days after the receipt of the Reference Notice, the parties shall request that the Superior Court appoint a referee. In connection with any proceeding pursuant to this Section, the parties shall have all discovery rights which would have been available had the matters which are the subject of the dispute been decided by the Superior Court. Discovery proceedings may be noticed and commenced immediately after delivery of the Reference Notice. The hearing before the referee shall begin no later than 60 days after the receipt of the Reference Notice. All discovery in connection with the reference proceeding shall be concluded no later than 15 days prior to the commencement of the hearing. Judgment upon the award rendered by the referee shall be entered in the Superior Court. Nothing in this Section shall be construed to impair the right of either party to appeal from such judgment.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            NATIONAL MEDICAL ENTERPRISES, INC.


                                            By: /s/ Marcus E. Powers
                                               -------------------------------
                                               Name: Marcus E. Powers
                                               Title: Senior Vice President


                                            THE HILLHAVEN CORPORATION


                                            By: /s/ Christopher J. Marker
                                               -------------------------------
                                               Name: Christopher J. Marker
                                               Title: Ptesident